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                                                                  Exhibit 23 (B)
                                                                  --------------



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Iroquois Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-36828, on Form S-8 of Iroquois Bancorp, Inc. of our report dated February 25, 2000 relating to the statements of net assets available for benefits of the Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1999 and 1998 and the related statement of changes in net assets available for benefits for the years then ended and related schedules as of and for the year ended December 31, 1999 which report appears in the December 31, 1999 annual report on Form 10-K of Iroquois Bancorp, Inc.



   /s/The Fagliarone Group, P.C.
--------------------------------
The Fagliarone Group, P.C.

Syracuse, New York
March 10, 2000